                                                                   Exhibit 10.27

                     SETTLEMENT AND CROSS LICENSE AGREEMENT

      This is a Settlement and Cross License Agreement (the "Agreement"), effective as of August 18, 2004 (the "Effective Date"), by and between (1) Applera Corporation, a Delaware Corporation having its principal place of business at 301 Merritt 7, P.O. Box 5435, Norwalk, Connecticut 06856-5435, and all of its affiliates, divisions, and Affiliates (as defined in Article I of this Agreement), including but not limited to Applera Corporation - Applied Biosystems Group, an operating group of Applera Corporation, having its principal place of business at 850 Lincoln Centre Drive, Foster City, California 94404 (collectively, Applera Corporation and all of its affiliates and Affiliates are "Applera"); and (2) Illumina, Inc., having its principal place of business at 9885 Towne Centre Drive, San Diego, California 92121-1975, and all of its affiliates, divisions, and Affiliates (collectively, Illumina, Inc. and all of its affiliates and Affiliates are "Illumina").

      WHEREAS, on December 3, 2002, Applera filed a complaint for patent infringement against Illumina in the United States District Court for the Northern District of California, Case No. C02-05660, alleging that Illumina infringed certain patents;

      WHEREAS, on March 11, 2003, Applera dismissed its patent infringement complaint and re-filed a substantially identical complaint for patent infringement in the same court, Case No. C03-1048, and then, on April 22, 2003, filed an amended complaint alleging infringement of an additional patent owned by Applera ("the Patent Action");

      WHEREAS, in November 1999, Illumina and Applera's predecessor-in-interest PE Corporation entered into a Joint Development Agreement (the "Joint Development Agreement") with the objective of jointly developing and commercializing bioanalytical instrumentation systems incorporating certain Illumina and Applera technology;

      WHEREAS, on December 3, 2002, Applera served a notice and demand for arbitration on Illumina regarding disputes alleged to be under the Joint Development Agreement ("the Arbitration");

      WHEREAS, on December 11, 2002, Illumina filed a complaint for breach of contract, declaratory relief, and other causes of action against Applera, including claims relating to the Joint Development Agreement in San Diego County Superior Court, Case No. GIC 801618 ("the State Court Action"), and afterward asked for and received a temporary restraining order and a preliminary injunction staying Applera's arbitration demand;

      WHEREAS, on May 2, 2003, Applera filed a cross-complaint in the State Court Action for breach of contract, declaratory relief, and unfair competition, and

      WHEREAS, Applera and Illumina desire to settle all the claims, cross-claims, and counterclaims that were asserted or could have been asserted in the Patent Action, the

State Court Action, or the Arbitration, such settlement as provided in this Settlement and Cross License Agreement;

      NOW, THEREFORE, in consideration of the promises, terms, and conditions set forth in this Settlement and Cross License Agreement, the parties, intending to be legally bound, agree as follows:

                             ARTICLE I: DEFINITIONS

      The following words and phrases shall have the meanings set forth below:

      1.1 "Blocking Patents" are all patents, both domestic and foreign counterparts, either currently or after the Effective Date, owned or licensed by Applera, that claim inventions that would necessarily be infringed by Illumina or its customers as a direct result of their manufacture, use, or sale of the Defined Product, but excluding the Excluded Patent Claims.

      1.2 "Defined Product" is Illumina's GoldenGate(TM) assay, as described in
Exhibit 1, as practiced through Illumina's products or services.

      1.3 "Excluded Patent Claims" are claims in patents, both domestic and foreign counterparts, either currently or after the Effective Date, owned or licensed by Applera that claim inventions that are instruments, enzymes, dyes, nucleic acid sequences, polymerase chain reaction (PCR) methods, or software.

      1.4 "Modified Defined Product" shall mean a product (substantially similar to a Defined Product and having all of the "steps" set forth on Exhibit 1 hereto) that is a modification of the Defined Product.

      1.5 "Patents-In-Suit" [*}


      1.6 "Party" shall mean Applera or Illumina, according to the appropriate context and usage. "Parties" shall mean Applera and Illumina.

      1.7 "Affiliate" means , with respect to a Party, any Person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Party; where "control" refers to the ownership, directly or indirectly, of the lesser of at least fifty percent (50%) or the highest percentage permitted by applicable law of the voting securities or other ownership interests of a Person (or Party) or otherwise the ability to direct the management of such Person (or Party).

------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

      1.8 "Person" means any individual, group, corporation, partnership, limited liability company, joint venture, association or other organization or entity (including, without limitation, any governmental agency or political subdivision thereof).

      1.9 A "Successor" shall mean an entity that acquires all or substantially all of the assets of Applera or Illumina, or of one or more operating divisions thereof, or an entity that merges into or with Applera or Illumina or any Affiliate of either.

      1.10 "Tag Sequences" are those particular sequences as set forth in
Exhibit 2 to this Agreement, developed under the First Amendment to Joint Development Agreement, dated March 27, 2001.

                   ARTICLE II: REPRESENTATIONS AND WARRANTIES

      2.1 Applera represents and warrants that it has legal power to extend the rights granted to Illumina in this Agreement with respect to the Patents-In-Suit and the Blocking Patents and any other rights granted hereunder and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights. Applera represents and warrants that (i) it owns the Patents-In-Suit and has the right to grant releases and licenses with respect to such patents of the full scope set forth herein and (ii) it has not assigned or otherwise transferred to any third party any of its rights to any causes of action, damages, or other remedies, or any patents, claims, counterclaims or defenses, relating to the Patent Action, the State Court Action, or the Arbitration.

      2.2 Illumina represents and warrants that it has legal power to extend the rights granted to Applera in this Agreement and that it has not made and will not make any commitments to others inconsistent with or in derogation of such rights. Illumina represents and warrants that it has not assigned or otherwise transferred to any third party any of its rights to any causes of action, damages, or other remedies, or any patents, claims, counterclaims or defenses, relating to the Patent Action, the State Court Action, or the Arbitration.

                       ARTICLE III: TERM AND TERMINATION

      3.1 Term: Once executed by Applera and Illumina, this Agreement will become effective as of the Effective Date and will remain in effect indefinitely.

               ARTICLE IV: PATENT LICENSE, DISMISSAL, AND RELEASE

      4.1 General Release of Illumina: Subject to Illumina's payment pursuant to section 5.1, Applera, on behalf of itself, its agents, assigns, and Successors hereby fully and forever releases Illumina and its past and present officers, directors, attorneys, Affiliates, employees, assigns, and Successors with respect to any and all liabilities, claims, counterclaims, claims for injunctive relief, demands, contracts, debts, obligations, and causes of action of any nature, kind, and description, whether in law, equity, or otherwise, whether or not now known or ascertained (collectively, "Claims"), to the extent they do or may exist on or before the Effective Date, including but not limited to any matter, cause, or claims arising out of, or which is related to, or connected with the claims alleged in the Patent Action, the State Court Action, or the Arbitration, except Inventorship Claims. Inventorship Claims are defined as follows: a claim by either Party that an invention claimed in an issued patent therefor contains Collaboration Joint Intellectual Property (to which that Party asserts rights under section 6 of the JDA) or Collaboration [PEB or Illumina] Intellectual Property (to which that Party asserts rights under section 6 of the JDA). Inventorship Claims will be decided by sending a notice to initiate a "meet and confer" process which shall be initiated no later than one hundred twenty (120) days from the Effective Date of this agreement as to any issued patents, (and within five days of the Effective Date, Illumina will give Applera notice of all such issued patents) and if such process fails, then arbitration under the JAMS Comprehensive Arbitration Rules and Procedures, which arbitration shall be final, binding, and non-appealable. Judge Legge or Judge Lynch shall be the arbitrator, and if neither is available, the parties shall try to agree on an arbitrator. If they cannot agree on one, JAMS shall select the arbitrator, which selection shall be final and binding. Any Inventorship Claim shall be subject to the "clear and convincing" evidence standard and case law of the Court of Appeals for the Federal Circuit.

      As to any patents that have not have not issued as of the Effective Date, the Inventorship Claim shall be brought within ninety (90) days of notice of issuance of such patent by one party to the other, except that no Inventorship Claim as to patents may be brought subsequent to five (5) years from the Effective Date of this agreement. Moreover, only one Inventorship Claim may be brought per invention, irrespective of whether such invention issues in multiple jurisdictions. Inventorship will be corrected, if necessary, in all jurisdictions in accordance with the resolution of the Inventorship Claim. Although the Release of this section 4.1 will operate to the benefit of a Successor of Illumina, the Parties understand and agree that they do not intend to, and do not, release any Successor from any liability to Applera that the Successor may have independently incurred prior to its becoming a Successor to Illumina. The foregoing Release in this section 4.1 shall not apply to any Claims that arise after the Effective Date.

      4.2 Subject to the licenses granted pursuant to sections 4.5 and and the covenant not to sue granted pursuant to section 4.7, the general release in sections 4.1 shall not apply to any infringing acts that occur after the Effective Date of this Settlement and Cross-License Agreement. The parties intend by this section 4.2 to distinguish Augustine Medical, Inc. v. Progressive Dynamics, Inc., 194 F.3d 1367 (Fed. Cir. 1999).

      4.3 General Release of Applera: Illumina, on behalf of itself, its agents, assigns, and Successors hereby fully and forever releases Applera and its past and present officers, directors, attorneys, Affiliates, employees, assigns, and Successors with respect to any and all Claims, to the extent they do or may exist on or before the Effective Date, including but not limited to any matter, cause, or claim arising out of, which is related to, or connected with the claims alleged in the Patent Action, the State Court Action, or the Arbitration except Inventorship Claims as defined in section 4.1. Although this Release will operate to the benefit of a Successor of Applera, the Parties understand and agree that they do not intend to, and do not release any Successor from any liability to Illumina that the Successor may have independently incurred prior to its becoming a Successor to Applera. The foregoing release shall not apply to any Claims that arise after the Effective Date.

      4.4 Waiver of California Civil Code Section 1542: Applera and Illumina hereby expressly waive any and all rights and benefits conferred to them by the provisions of Section 1542 of the Civil Code of the State of California, or any analogous or similar state law or federal law or regulation. California Civil Code Section 1542 states as follows:

            A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Applera and Illumina agree, understand, and recognize that, by executing this Agreement, they hereby expressly waive any and all rights and benefits conferred upon them by the provisions of Section 1542 of the Civil Code of the State of California, and do so understanding the significance and consequences of such waiver.

      4.5 Applera License Grant To Illumina: [*]


------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

[*]

      4.6 Illumina License Grant To Applera: Illumina grants to Applera and its Affiliates the non-exclusive, paid-up, royalty-free, world-wide, perpetual right and license to make, have made, import, export, use, lease, offer to sell, sell, have sold, or otherwise dispose of Tag Sequences for any existing or future Applera products or services including, without limitation, arrays, instruments, oligonucleotide products, reagents, or commercial services. Illumina grants to all direct and indirect purchasers of Applera's Tag Sequences, the non-exclusive, world-wide, perpetual, right and license to use, lease, import, export, offer to sell, sell, or otherwise dispose of Applera's Tag Sequences purchased from Applera. No right to sublicense is granted except as specifically provided for in this paragraph.

      4.7 Applera Covenants Not To Sue:

            (a) [*]

            (b) [*]

      4.8 Illumina Covenants Not To Sue:

            (a) Illumina covenants that at no time will it, its Successors, or its assigns make any claim or commence or prosecute against Applera, or its officers, directors, attorneys, shareholders, affiliated or related companies, Affiliates, employees, agents, assigns, Successors, distributors, customers (direct or indirect), or other transferees any suit, action, arbitration, or proceeding of any kind based on the manufacture, use, sale, offer for sale, or importation of Tag Sequences for any existing or future Applera products or services including, without limitation, arrays, instruments, oligonucleotide products, reagents, or commercial services. This covenant not to sue is limited to Tag Sequences, however, and does not prevent Illumina from suing Applera for infringement of patents not claiming Tag Sequences with respect to Applera products or services merely because such products or services contain or use a Tag Sequence.

            (b) Illumina covenants not to sue, or encourage, or pursue, directly or

------
[*] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

indirectly, any litigation, suit, proceeding, charge, claim, arbitration, or complaint against Applera or its officers, directors, attorneys, shareholders, affiliated or related companies, Affiliates, employees, agents, assigns, Successors, distributors, customers (direct or indirect), or other transferees relating in any way to or arising out of any matter covered by the General Release in paragraph 4.3 above.

      4.9 Dismissal of the Patent Action, and the State Court Action, and the
Arbitration: After execution of this Agreement, and Illumina's payment pursuant to section 5.1, the Parties shall direct their respective counsel as soon as reasonably practicable to execute and file with the United States District Court for the Northern District of California, the San Diego County Superior Court, and the CPR Institute for Dispute Resolution, Stipulated Orders of Dismissal ("Stipulations").

                            ARTICLE V: CONSIDERATION

      5.1 Payment by Illumina: In consideration of the mutual promises and covenants contained in this Agreement, Illumina agrees to pay Applera by wire transfer the sum of $8,500,000.00 no later than fifteen (15) days after execution of this Agreement.

      5.2 Fully Paid-Up License: At such time as Illumina has paid the payment pursuant to section 5.1, Applera agrees that Illumina has a fully paid-up license for the Patents-In-Suit pursuant to section 4.5 of this Agreement and an irrevocable covenant not to sue for the Blocking Patents pursuant to section 4.7, and no further sums are due under the license for the terms of the Patents-In-Suit.

      5.3 Transfer of Agreement by Licensees: Illumina and Applera as licensees and recipients of covenants not to sue shall have the right to assign or transfer their respective rights or delegate their respective obligations under this Agreement to their Successors without the prior written consent of the other Party.

      5.4 Transfer by Licensors: This Agreement shall be binding upon the Successor or assignees of the rights of each Party as licensors or as promisors regarding the covenants not to sue contained in this Agreement, and Applera or Illumina, as applicable, shall require that the Successor or assignee agree in writing to maintain such licenses or covenants not to sue.

                ARTICLE VI: NEGATION OF WARRANTIES & DISCLAIMER

      6.1 Nothing contained in this Agreement shall be construed as:

            (a) A warranty or representation by Applera as to the validity, scope, or enforceability of the Patents-In-Suit or the Blocking Patents; or

            (b) An admission by Illumina that any of its products or services infringe any of the Patents-In-Suit or the Blocking Patents; or

            (c) A warranty or representation by Applera or Illumina that anything made, used, offered for sale, sold, leased, or otherwise disposed of under a license granted in this Agreement is or will be free of infringement of patents of third parties; or

            (d) A requirement that Applera or Illumina shall file any patent application, secure any patent, or maintain any patent in force; or

            (e) An admission by Illumina that the Defined Product is a Collaboration Product under the Joint Development Agreement; or

            (f) Conferring a right on either Party to use in advertising, publicity, or otherwise any trademark or trade name of the other Party.

      6.2 Applera makes no representations, extends no warranties of any kind, whether express or implied, including, but not limited to, the warranties of merchantability and fitness for a particular purpose, and assumes no responsibilities whatever with respect to the manufacture, use, sale, lease, or other disposition by Illumina or its vendees or other transferees of products made by Illumina incorporating or made by use of inventions covered by the Patents-In-Suit licensed under this Agreement or covered by the Blocking Patents. Illumina agrees to assume all financial and service obligations for Illumina products or services manufactured, used, offered for sale, sold, leased, or otherwise disposed of by it, and Applera shall not incur any liability or responsibility to Illumina or to third parties for any failure in production, design, operation, or otherwise for Illumina products or services manufactured, used, offered for sale, sold, leased, or otherwise disposed of by Illumina. In no event shall Applera be liable for consequential damages or contingent liabilities arising out of the failure of Illumina products or services to operate properly. This Section 6.2 shall survive the termination of this Agreement.

      6.3 Illumina makes no representations, extends no warranties of any kind, whether express or implied, including, but not limited to, the warranties of merchantability and fitness for a particular purpose, and assumes no responsibilities whatever with respect to the manufacture, use, sale, lease, or other disposition by Applera or its vendees or other transferees of products made by Applera incorporating or made by use of inventions licensed to Applera under this Agreement. Applera agrees to assume all financial and service obligations for Applera's products or services manufactured, used, offered for sale, sold, leased, or otherwise disposed of by it, and Illumina shall not incur any liability or responsibility to Applera or to third parties for any failure in production, design, operation, or otherwise for Applera products or services manufactured, used, offered for sale, sold, leased, or otherwise disposed of by Applera. In no event shall Illumina be liable for consequential damages or contingent liabilities arising out of the failure of the Applera products or services to operate properly. This Section 6.3 shall survive the termination of this Agreement.

                          ARTICLE VII: CONFIDENTIALITY

      7.1 This Agreement shall be confidential, except as noted in this paragraph.

            (a) Each Party shall have the right to issue a press release within two days of the execution of this Agreement. Neither Party may issue any subsequent press release or written publication about this Agreement without the prior written consent of the other Party. Neither Party will be required to issue any press release. No Party shall make any disparaging remarks about the other Party in any press release.

            (b) Either Party is permitted to make such disclosure of any aspect of this Agreement as is necessary to comply with applicable laws or regulations; provided, however, that the disclosing Party shall provide reasonable prior notification to the other Party and an opportunity for such other Party to seek a protective order or other injunctive relief to limit or protect the confidentiality of such disclosure.

                          ARTICLE VIII: MISCELLANEOUS

      8.1 Termination of the Joint Development Agreement: The Parties hereby agree that the Joint Development Agreement, including any later amendments or modifications to the Joint Development Agreement, is terminated no later than the Effective Date of this Agreement, pursuant to section 11.2.1 of the Joint Development Agreement.

      8.2 Entire Agreement: This Agreement and the attachments constitute the entire and complete understanding of the Parties, and supersede all previous communications, representations, understandings, or agreements, whether written or oral, with respect to the subject matter of this Agreement. This Agreement and any of the attachments may be amended or modified only by written instrument executed by each Party.

      8.3 Remedies: Waiver of one right or remedy will not be deemed a waiver of any other right or remedy.

      8.4 Modification - Waiver: No cancellation, modification, amendment, deletion, addition, or other change in this Agreement or any provision of this Agreement, or waiver of any right or remedy provided, shall be effective for any purpose unless specifically set forth in a writing signed by the Party to be bound by the change. No waiver of any right or remedy in respect of any occurrence or event on one occasion shall be deemed a waiver of such right or remedy in respect of such occurrence or event on any other occasion.

      8.5 Controlling Law: All questions concerning the validity and operation of this Agreement and the performance of the obligations imposed upon the Parties under this Agreement will be governed by the laws of the State of California, without giving effect to conflict of law provisions.

      8.6 Agreement Severability: If any provision of this Agreement is held invalid, such invalidity shall not affect other provisions of this Agreement. The Parties agree to promptly negotiate in good faith to modify any invalid provision consistent with the spirit and intentions of this Agreement and the attachments.

      8.7 Notices: Any notice that is required or permitted to be given pursuant to this Agreement shall be sent by facsimile, confirmed contemporaneously by certified mail, postage prepaid, return receipt requested, or by hand delivery with a signed receipt, to the addresses set forth below, or to such other address as either Party may from time to time notify the other of in writing:

      Illumina:                           Applera:
      Illumina, Inc.                      Applied Biosystems Group
      9885 Towne Centre Drive             850 Lincoln Centre Drive
      San Diego, California 92121         Foster City, California 94404
      Attn: Mr. Jay Flatley               Attn:  Legal Department


      With a copy to:                     With a copy to:

      James J. Elacqua                    Matthew D. Powers
      Craig Y. Allison                    Vernon M. Winters
      Dewey Ballantine LLP                Weil, Gotshal & Manges LLP
      1950 University Ave.                201 Redwood Shores Parkway
      East Palo Alto, Cal. 94303          Redwood Shores, Cal. 94065

      Either Party may change the person or location that can receive notices upon thirty days prior written notice to the other Party.

      8.8 The Parties agree and consent to execute such other documents or instruments as may be necessary to effectuate the terms, conditions, and the Parties' intentions as reflected in this Agreement. The Parties covenant that they will work diligently and in good faith to resolve any dispute that may arise under this Agreement or the attachments.

      8.9 No Admission of Liability: The Parties acknowledge and agree that the execution or provisions of this Agreement will not constitute any admissions of infringement or liability of any kind by either Party.

      8.10 Signatory Authority: The Parties acknowledge that they have reviewed the terms and conditions of this Agreement and the attachments with counsel. By affixing their signatures, each person signing this Agreement and the attachments personally warrants that he has been duly authorized and has full authority: (a) to execute this Agreement or the attachment on behalf of the Party on whose behalf he is signing, and (b) irrevocably to bind such Party and its successors and assigns to the terms thereof.

                                       Applera Corporation

                                       By: /s/ PAUL GROSSMAN
                                          --------------------------------
                                            Paul Grossman, Ph.D.
                                          Vice President, Intellectual Property,
                                          Applied Biosystems Group and
                                          Assistant Secretary, Applera
                                          Corporation

                                       Date: 8/18/04

                                       Illumina, Inc.

                                       By: /s/ JAY FLATLEY
                                          --------------------------------
                                           Jay Flatley
                                           President and CEO

                                       Date: 8/18/04

                                    EXHIBIT 1

                     Description of the GoldenGate(TM) Assay

Illumina's GoldenGate(TM) assay involves all of the following steps:

[*]

-----------------
[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT 2

                                  Tag Sequences

                                       [*]

------------------
[*]Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.